EXHIBIT 10.24

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (“Agreement”) is entered into as of this 3rd day of December, 2010, by and among Alphabet Holding Company, Inc., a Delaware corporation (together with any successor thereto, the “Company”), Carlyle Partners V, L.P., a Delaware limited partnership (“CP V”), Carlyle Partners V-A, L.P., a Delaware limited partnership (“Carlyle Partners V-A”), CP V Coinvestment A, L.P., a Delaware limited partnership (“CP V Coinvestment A”), CP V Coinvestment B, L.P., a Delaware limited partnership (“CP V Coinvestment B”), CEP III Participations, SARL SICAR, a Luxembourg SARL (“CEP III”), Carlyle NBTY Coinvestment, L.P., a Delaware limited partnership (“Carlyle NBTY Coinvestment” and collectively, with CP V, Carlyle Partners V-A, CP V Coinvestment A, CP V Coinvestment B, and CEP III the “Initial Carlyle Shareholders”), and the purchasers listed on the signature pages attached hereto (each individually, an “Employee Shareholder,” and collectively, the “Employee Shareholders”).  These parties are sometimes referred to herein individually by name or as a “Party” and collectively as the “Parties.”  The Initial Carlyle Shareholders together with (i) any person or entity to which the Initial Carlyle Shareholders may hereafter Transfer (as defined below) any shares of Common Stock (as defined below) or (ii) any affiliate of the Initial Carlyle Shareholders to which the Company may hereafter issue shares of Common Stock each of which shall execute a copy of this Agreement agreeing to be bound hereby, shall be referred to herein as the “Carlyle Shareholders”.

RECITALS:

WHEREAS, each of the Employee Shareholders is an employee or executive officer of the Company or one or more subsidiaries of the Company;

WHEREAS, the Company has issued and/or sold (or may hereafter issue and/or sell) to each Employee Shareholder shares of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”) and/or Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock” and together with the Class A Common Stock, “Common Stock”)), (i) pursuant to the Equity Incentive Plan of Alphabet Holding Company, Inc. (the “Equity Incentive Plan”), any other equity plan adopted by the board of directors of the Company (the “Board of Directors”) or any other agreement between the Company and such Employee Shareholder and/or (ii) as a result of the exercise by such Employee Shareholder of vested options to purchase Class A Common Stock and/or Class B Common Stock (“Vested Options”), which options were issued (or may hereafter be issued) to such Employee Shareholder pursuant to the Equity Incentive Plan or any other employee benefits plan hereafter adopted by the Board of Directors;

WHEREAS, the Initial Carlyle Shareholders are the record and beneficial holder of 3,100,000 shares of Class A common stock par value $0.01 per share, of the Company; and

WHEREAS, the Company, the Initial Carlyle Shareholders and the Employee Shareholders desire to enter into this Agreement to provide for certain matters with respect to the ownership and transfer by the Employee Shareholders of the shares of Common Stock now or hereafter issued to the Employee Shareholders pursuant to the Equity Incentive Plan or issued to the Employee Shareholders as a result of the exercise of Vested Options (collectively, the “Restricted Shares”).

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.              Restrictions on Transfer.  The Employee Shareholders shall not sell, assign, transfer, convey, pledge, or otherwise dispose of (collectively, “Transfer”) any Restricted Shares without the prior written consent of the Company, which consent shall have been authorized by a majority of the members of the Board of Directors.  Each Employee Shareholder further agrees that in connection with any Transfer consented to by the Company, such Employee Shareholder shall, if requested by the Company, deliver to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that such Transfer is not in violation of this Agreement, the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (collectively, the “Act”), or the securities laws of any state.  Any purported Transfer in violation of the provisions of this Section 1 shall be null and void and shall have no force or effect.

Section 2.              Rights to Repurchase Shares.

(a)           For a period of seven (7) months following the later of (i) the Termination of Employment of any Employee Shareholder (as defined below) and (ii) the expiration of all Vested Options held by such Employee Shareholder in accordance with the terms of the Equity Incentive Plan or the option agreement pursuant to which such Vested Options were granted to such Employee Shareholder, the Company or its designee shall have the option to purchase some or all of the Restricted Shares held by such Employee Shareholder or his or her successor in interest thereunder (“Call Right”).  The purchase price payable by the Company or its designee upon exercise of the Call Right (“Purchase Price”) shall be the fair market value of the Restricted Shares subject to the Call Right on the date of the Call Notice as determined in accordance with subsection (c) below.  The Call Right shall be exercised by written notice (“Call Notice”) to such Employee Shareholder given in accordance with Section 7(g) of this Agreement on or prior to the last date on which the Call Right may be exercised by the Company.   For the purpose of this Agreement, “Termination of Employment” shall mean the time when the employee-employer relationship between an Employee Shareholder and the Company or one of its subsidiaries is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous reemployment by the Company or one of its subsidiaries.

(b)           The repurchase of Restricted Shares pursuant to the exercise of a Call Right shall take place on a date specified by the Company, but in no event later than sixty (60)

days following the date of the exercise of the Call Right or, if later, within ten (10) days following the receipt by the Company of all necessary governmental approvals.  On such date, such Employee Shareholder shall transfer the Restricted Shares subject to the Call Notice to the Company or its designee, free and clear of all liens and encumbrances, by delivering to the Company the certificates representing the Restricted Shares to be purchased, duly endorsed for transfer to the Company or its designee or accompanied by a stock power duly executed in blank, and the Company or its designee shall pay to such Employee Shareholder the Purchase Price in cash or by bank or cashier’s check.

(c)           The fair market value of the Restricted Shares to be repurchased shall be determined as of the date of the Call Notice by the Board of Directors as follows:

(i)            if the Common Stock is listed on one or more National Securities Exchanges (within the meaning of the Securities Exchange Act of 1934, as amended), each share of the Common Stock to be repurchased shall be valued at the average closing price of a share of such class of Common Stock on the principal exchange on which such shares are then trading, on the twenty trading days immediately preceding such date;

(ii)           if the Common Stock is not traded on a National Securities Exchange but is quoted on NASDAQ or a successor quotation system, each share of Common Stock to be repurchased shall be valued at the average of the last sales price on each of the twenty trading days immediately preceding such date as reported by NASDAQ or such successor quotation system; or

(iii)          if the class of Common Stock is not publicly traded on a National Securities Exchange and is not quoted on NASDAQ or a successor quotation system, the fair market value of the Common Stock to be repurchased shall be determined in good faith by the Board of Directors.  In determining the fair market value (i) the Board of Directors will give due regard to the then consolidated assets, liabilities, contingencies, earnings and prospects of the Company and its subsidiaries and any other factors deemed relevant by the Board of Directors, using accepted valuation practices, (ii) the Board of Directors will assume that all securities convertible into or exchangeable or exercisable for Common Stock or other equity securities of the Company (other than those the Board of Directors determines in good faith are likely never to be converted because of their exercise or conversion price) have been converted, exchanged or exercised immediately prior to the valuation date and (iii) no minority discount or discount for lack of marketability shall be applied to the value of any Common Stock.

(iv)          and shall be determined without any minority discount or discount for lack of marketability.

Section 3.              Bring-Along Rights.

(a)           If any Carlyle Shareholder at any time, or from time to time, in one transaction or a series of related transactions, proposes to Transfer shares of Common Stock to one or more persons or entities (a “Third Party Purchaser”), then the Carlyle Shareholder(s) shall have the right (a “Bring-Along Right”), but not the obligation, to require each Employee Shareholder to tender for purchase to the Third Party Purchaser, at the same price per share of

Common Stock and on the same terms and conditions as apply to the selling Carlyle Shareholder(s), a number of Restricted Shares and Vested Options (including any such options that vest as a result of the consummation of such Transfer to such Third Party Purchaser) that, in the aggregate, equal the lesser of (x) the number derived by multiplying (i) the total number of Restricted Shares owned by such Employee Shareholder (including Restricted Shares issuable in respect of all Vested Options held by such Employee Shareholder whether or not then exercised and including any such options that vest as a result of the consummation of such Transfer to such Third Party Purchaser) by (ii) a fraction, the numerator of which is the total number of shares of Common Stock to be sold by such Carlyle Shareholder(s) in connection with such transaction or series of related transactions and the denominator of which is the total number of the then outstanding shares of Common Stock held by all Carlyle Shareholders(s), or (y) such lesser number of shares as such Carlyle Shareholder(s) shall designate in the Bring-Along Notice (defined below).

(b)           If any Carlyle Shareholder elects to exercise its Bring-Along Right under this Section 3 with respect to the Restricted Shares and/or Vested Options held by any Employee Shareholder, then it shall so notify such Employee Shareholder in writing (“Bring-Along Notice”).  Each Bring-Along Notice shall set forth:  (i) the name of the Third Party Purchaser(s) and the number of shares of Common Stock proposed to be sold by such Carlyle Shareholder to such Third Party Purchaser(s), (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party Purchaser(s) and a summary of any other material terms pertaining to the Transfer (“Third Party Terms”) and (iii) the number of Restricted Shares and Vested Options that such Carlyle Shareholder elects such Employee Shareholder to sell in such Transfer.  The Bring-Along Notice shall be given at least five (5) days before the closing of the proposed Transfer.

(c)           Upon the giving of a Bring-Along Notice, such Employee Shareholder shall be obligated to sell such number of Restricted Shares and Vested Options as is set forth in the Bring-Along Notice on the Third Party Terms.

(d)           At the closing of the Transfer to any Third Party Purchaser(s) pursuant to this Section 3, the Third Party Purchaser(s) shall remit to such Employee Shareholder the consideration payable for the Common Stock and Vested Options to be sold by such Employee Shareholder minus the aggregate exercise price of any Vested Options being Transferred by such Employee Shareholder to such Third Party Purchaser(s), against delivery by such Employee Shareholder of certificates for such Common Stock, duly endorsed for Transfer or with duly executed stock powers and an instrument evidencing the transfer or the cancellation of the Vested Options subject to the Bring-Along Right reasonably acceptable to the Company, and the compliance by such Employee Shareholder with any other conditions to closing generally applicable to the Carlyle Shareholder(s) and all other holders of Common Stock selling shares in such transaction.  To the extent required by the Third Party Terms generally applicable to the Carlyle Shareholder(s) and all other holders of Common Stock selling shares in such transaction, any portion of the consideration payable to any Employee Shareholder may be escrowed or otherwise held back.

(e)           Notwithstanding the forgoing in no event shall the Third Party Terms provide that (i) any shareholder (including any Management Shareholder and any Carlyle

Shareholder) will be liable for the breach of any representation and warranty made by any other shareholder with respect to the title to the securities being sold by such other shareholder or any other representations and warranties to the extent they relate solely to any other shareholder and not the Company or its subsidiaries (e.g. due authorization, enforceability, no conflicts), the liability for which shall be several and not joint or (ii) any shareholder shall have any liability in excess of the aggregate consideration received by such shareholder in the transaction or series of related transactions giving rise to the Bring-Along Right.

Section 4.              Cooperation.

(a)           In the event that any Carlyle Shareholder exercises its rights pursuant to Section 3, each Employee Shareholder shall consent to and raise no objections against such transaction, and if any such transaction is structured as a sale of stock, each Employee Shareholder shall take all actions that the Board of Directors and the Carlyle Shareholders reasonably deem necessary or desirable in connection with the consummation of such transaction.  Without limiting the generality of the foregoing, each Employee Shareholder agrees that it (i) shall consent to and raise no objections against such transaction, (ii) shall execute any Common Stock purchase agreement, merger agreement or other agreement entered into with the purchaser with respect to such transaction setting forth the Third Party Terms and any ancillary agreement with respect thereto, and (iii) shall refrain from the exercise of dissenters’ appraisal rights with respect to such transaction.

(b)           If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated under the Act, may be available with respect to such negotiation or transaction (including a merger, consolidation, or other reorganization), each Employee Shareholder shall, if requested by the Company, appoint a purchaser representative (as such term is defined in Rule 501 of the Act) reasonably acceptable to the Company.  If such purchaser representative was designated by the Company, the Company shall pay the fees of such purchaser representative, but if any Employee Shareholder appoints another purchaser representative such Employee Shareholder shall be responsible for the fees of the purchaser representative so appointed.

(c)           Each Employee Shareholder shall bear its pro-rata share of the costs of any completed transaction in which it sells Restricted Shares or Vested Options (based upon the number of Restricted Shares and Vested Options held by such Employee Shareholder that are sold in such transaction) to the extent such costs are incurred for the benefit of all holders of Common Stock and Vested Options and are not otherwise paid by the Company or the acquiring party.

(d)           Notwithstanding any other provision contained herein, the Carlyle Shareholders or their Affiliates may be granted rights to participate on the board of directors of any successor or acquiror of the Company or any governance rights with respect thereto as part of the Third Party Terms that are not given to the Employee Shareholders.

Section 5.              Holdback Agreements.  In the event that in connection with any underwritten public offering of shares of Common Stock registered pursuant to the Act (each a “Public Offering”), the underwriters require the Carlyle Shareholders to agree that they will not sell or offer for sale any Common Stock for a period not to exceed two hundred and seventy (270) days after the effective date of any registration statement filed by the Company in connection with the initial Public Offering or one hundred and eighty (180) days in connection with any subsequent Public Offering, each Employee Stockholder agrees that (if so required by the underwriters) such Employee Shareholder will not sell or offer for public sale any Common Stock during such period (in each case, except as part of such underwritten registration or as otherwise permitted by such underwriters).  If requested by the Company, each Employee Shareholder will execute and deliver to any managing underwriter(s) of any offering of Common Stock an agreement with such managing underwriter(s) reflecting the commitments set forth in this Section 5.

Section 6.              Termination.  This Agreement shall terminate upon the earliest to occur of:

(a)           The date on which (i) the Company becomes a reporting company under Section 12 of the Securities Exchange Act of 1934 and (ii) the Common Stock is listed on one or more National Securities Exchanges (within the meaning of the Securities Exchange Act of 1934, as amended) or is quoted on NASDAQ or a successor quotation system.; or

(b)           The execution of a resolution of the Board of Directors terminating this Agreement.

(c)           Notwithstanding the foregoing, the rights and obligations set forth in Section 5 hereof shall survive a termination of this Agreement pursuant to this Section 6.

Section 7.              Miscellaneous.

(a)           Legends.  Each certificate representing shares of the Common Stock shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

(b)           In addition to the foregoing, each certificate representing Restricted Shares shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF DATED AS OF DECEMBER 3, 2010.  A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY

THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c)           Successors, Assigns and Transferees.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee of the Restricted Shares and shall also apply to any Restricted Shares acquired by any Employee Shareholder after the date hereof.

(d)           Specific Performance, Etc.  Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of such Party’s rights under this Agreement.  Each Party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by such Party of the provisions of this Agreement and each Party hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(e)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(f)            Interpretation.  The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

(g)           Notices.  All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices, provided that notices of a change of address shall be effective only upon receipt thereof).

(i)            If to the Company at:

Alphabet Holding Company, Inc.

2100 Smithtown Avenue

Ronkonkoma, NY 11779
Attention:  Irene B. Fisher
Facsimile: 631-218-7341

with copies to the Carlyle Shareholders at the address listed below and:

Latham & Watkins LLP

555 11th Street, NW

Suite 1000

Washington, DC  20004

Attention:   David S. Dantzic

Facsimile: 202-637-2201

(ii)           If to the Carlyle Shareholders at:

Carlyle Partners V, L.P.
1001 Pennsylvania Avenue, N.W.

Suite 220 South

Washington, DC 20004

Attention:  Sandra J. Horbach

Elliot J. Wagner

Facsimile:  212-813-4888

with a copy to Latham & Watkins LLP, at the address given above.

(iii)                               If to an Employee Shareholder, to the address set forth on such Employee Shareholder’s signature page hereto.

(h)           Recapitalization, Exchange, Etc. Affecting the Company’s Stock.  The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all shares of Common Stock and all of the shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

(i)            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

(j)            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(k)           Amendment.  This Agreement may be amended by resolution of the Board of Directors which Amendment has been approved by the Carlyle Shareholders.  At any time hereafter, additional Employee Shareholders may be made parties hereto by executing a signature page in the form attached as Exhibit A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto.

(l)            Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from other compensation payable to any Employee Shareholder of any sums required by federal, state, or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase, or cancellation of any Restricted Share or any option to purchase Restricted Shares.

(m)          Entire Agreement.  This writing constitutes the entire agreement of the Parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

ALPHABET HOLDING COMPANY, INC.

By:	/s/ Scott Rudolph
	Name:	Scott Rudolph
	Title:	Chief Executive Officer

CARLYLE PARTNERS V, L.P.

By:	TC Group V, L.P., its General Partner

By:	TC Group V Managing GP, L.L.C., its
General Partner

By:	/s/ Sandra J. Horbach
	Name:	Sandra J. Horbach
	Title:	Managing Director

CARLYLE PARTNERS V-A, L.P.

By:	TC Group V, L.P., its General Partner

By:	TC Group V Managing GP, L.L.C., its
General Partner

By:	/s/ Sandra J. Horbach
	Name:	Sandra J. Horbach
	Title:	Managing Director

Signature Page to Stockholders Agreement

CP V COINVESTMENT A, L.P.

By:	TC Group V, L.P., its General Partner

By:	TC Group V Managing GP, L.L.C., its
General Partner

By:	/s/ Sandra J. Horbach
	Name:	Sandra J. Horbach
	Title:	Managing Director

CP V COINVESTMENT B, L.P.

By:	TC Group V, L.P., its General Partner

By:	TC Group V Managing GP, L.L.C., its
General Partner

By:	/s/ Sandra J. Horbach
	Name:	Sandra J. Horbach
	Title:	Managing Director

CEP III Participations, SARL SICAR

By:	/s/ Sam Block
	Name:	Sam Block
	Title:	Manager

Signature Page to Stockholders Agreement

CARLYLE NBTY COINVESTMENT, L.P.

By:	TC Group V, L.P., its General Partner

By:	TC Group V Managing GP, L.L.C., its
General Partner

By:	/s/ Sandra J. Horbach
	Name:	Sandra Horbach
	Title:	Managing Director

Signature Page to Stockholders Agreement

EXHIBIT A

SIGNATURE PAGE
TO
STOCKHOLDERS AGREEMENT

By execution of this signature page,                                                                  hereby agrees to become a party to, and be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement dated as of December 3, 2010 by and among Alphabet Holding Company, Inc., Carlyle Partners V, L.P., Carlyle Partners V-A, L.P., CP V Coinvestment A, L.P., CP V Coinvestment B, L.P., CEP III Participations, SARL SICAR, Carlyle NBTY Coinvestment, L.P. and certain other parties named therein, as amended from time to time thereafter.

[Name]

[Address]

Accepted:

Alphabet Holding Company, Inc.

By:
Name:
Title: